EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in the Registration Statement of USEC Inc. on Form S-8 (No. 333-129410 effective November 2, 2005) of  our report dated June 22, 2010, accompanying the financial statements and supplemental information included in the Annual Report of USEC Savings Program on Form 11-K for the year ended December 31, 2009.

/s/ Clark, Schaefer, Hackett & Co.

Cincinnati, Ohio
June 22, 2010